Exhibit 99.3
SPECIAL MEETING OF SHAREHOLDERS OFDENMARK BANCSHARES, INC.June 13, 2022Please sign, date and mail your proxy card in the envelope provided as soon as possible.f Please detach along perforated line and mail in the envelope provided. 'f•□0 0303000000000 00000 8061322THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALSPLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [KlSignature of Sh areh old er '--- - - - - - - - - - - - - -D ate: IIsignature of Shareholder '--- - - - - - - - - - - - - -□a te: INote: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian-, p-le-a-se- _gi_ve fu-II•title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full tiUe as such. If signer is a partnership, please sign in partnership name by authorized person. -

SPECIAL MEETING OF SHAREHOLDERS OF

DENMARK BANCSHARES, INC.

June 13, 2022

PROXY VOTING INSTRUCTIONS

ONLINE - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

PHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the special meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/263752757 (password: denmark2022) and be sure to have your control number available.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030300000000000000 8 061322

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Merger by and between Bank First Corporation and Denmark Bancshares, Inc., dated as of January 18, 2021.	☐	☐	☐
2. To grant management the authority to adjourn the special meeting to a later date or dates if necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Merger described in Proposal 1 above.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. **If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

D•DENMARK BANCSHARES, INC.SPECIAL MEETING OF SHAREHOLDERSThe undersigned, a Class A common shareholder of Denmark Bancshares, Inc. (the "Company"), hereby appoints Thomas M Hartman and William F Noel, and each of them as true and lawful attorneys-in-fact and proxies, each with the power to appoint his substitute; authorizes each of them to represent and to vote, as designated below, all of the shares of Class A common stock of the Company held of record by the undersigned on April 13, 2022 at the special meeting of shareholders of the Company to be held on June 13, 2022 and at any and all adjournments thereof, and ratifies and confirms the lawful actions taken by these attorneys-in-fact and proxies, or their substitutes, by virtue of the authority granted them by this document.WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS.(Continued and to be signed on the reverse side.)•1.114475 •